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                                                                   Exhibit No. 6

                        MITCHELL HUTCHINS SERIES TRUST

                             DISTRIBUTION CONTRACT
                                CLASS I SHARES

  CONTRACT made as of ____________________, 1998, between MITCHELL HUTCHINS SERIES TRUST, a Massachusetts business trust ("Fund"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins").

  WHEREAS the Fund is registered under the Investment Company Act of l940, as amended ("l940 Act"), as an open-end management investment company and currently has thirteen distinct series of shares of beneficial interest ("Series"), which correspond to distinct portfolios of investments and have been designated as the Aggressive Growth Portfolio, Balanced Portfolio, Global Growth Portfolio, Global Income Portfolio, Growth and Income Portfolio, Growth Portfolio, High Grade Fixed Income Portfolio, High Income Portfolio, Money Market Portfolio, Small Cap Portfolio, Strategic Fixed Income Portfolio, Strategic Income Portfolio and Tactical Allocation Portfolio; and

  WHEREAS the Fund's board of trustees ("Board") has established an unlimited number of shares of beneficial interest of the above-referenced Series as Class I shares ("Shares") and determined that it is in the interests of the Fund to offer the Shares of the above-referenced Series for sale continuously to the separate accounts ("Separate Accounts") of insurance companies ("Insurance Companies") that issue variable annuity or variable life contracts ("Variable Contracts"); and

  WHEREAS the Fund has adopted a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act for its Shares ("Plan") and desires to retain Mitchell Hutchins as principal distributor in connection with the offering and sale of the Shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board and have Shares established; and

  WHEREAS Mitchell Hutchins is willing to act as principal distributor of the Shares of each such Series with respect to the continuous offering of the Shares to the Insurance Companies for their Separate Accounts on the terms and conditions hereinafter set forth;

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

  1.  Appointment.  The Fund hereby appoints Mitchell Hutchins as its exclusive
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agent to be the principal distributor to sell and to arrange for the sale of the
Shares to the Insurance Companies for their Separate Accounts on the terms and for the period set forth in this Contract. Mitchell Hutchins hereby accepts such appointment and agrees to act hereunder.  As used in this Contract, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.
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  2.  Services and Duties of Mitchell Hutchins.
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        (a)  Mitchell Hutchins agrees to sell the Shares to the Insurance
Companies for their Separate Accounts on a best efforts basis from time to time during the term of this Contract as agent for the Fund and upon the terms described in the Registration Statement.

        (b) Upon the later of the date of this Contract or the initial offering of the Shares by a Series, Mitchell Hutchins will hold itself available to receive purchase orders, satisfactory to Mitchell Hutchins, for the Shares of that Series from Insurance Companies for their Separate Accounts and will accept such orders on behalf of the Fund as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

        (c) Mitchell Hutchins in its discretion may enter into agreements to sell the Shares to such registered and qualified retail dealers, including but not limited to PaineWebber Incorporated ("PaineWebber"), as it may select. In making agreements with such dealers, Mitchell Hutchins shall act only as principal and not as agent for the Fund.

        (d) The offering price of the Shares of each Series shall be the net asset value per Share as next determined by the Fund following receipt of an order by Mitchell Hutchins. The Fund shall promptly furnish Mitchell Hutchins with a statement of each computation of net asset value.

        (e) Mitchell Hutchins shall not be obligated to sell any certain number of the Shares.

        (f) To facilitate redemption of the Shares by shareholders directly or through dealers, Mitchell Hutchins is authorized but not required on behalf of the Fund to repurchase the Shares presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement.

        (g) Mitchell Hutchins shall arrange for each Insurance Company to which it sells Shares for that Insurance Company's Separate Accounts to enter into an agreement with the Fund to provide certain distribution related services with respect to the Shares and the owners of the Variable Contracts issued by the Separate Accounts. These distribution related services may include, but are not limited to, the following: (a) printing and mailing of Fund prospectuses, statements of additional information, any supplements thereto and shareholder reports for existing and prospective Variable Contract owners; (b) services relating to the development, preparation, printing and mailing of Trust advertisements, sales literature and other promotional materials describing and/or relating to the Trust and including materials intended for use within the Participating Insurance Company or for broker-dealer use only or retail use; (c) holding seminars and sales meetings designed to promote the distribution of the Shares; (d) obtaining information and providing explanations to Variable Contract owners regarding the investment objectives and policies and other information about the Fund and its Series, including the performance of the Series; (e) training sales personnel regarding the Fund and its Series;

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(f) compensating sales personnel with respect to the Fund and its Series; (g)
providing personal services and/or maintenance of the Variable Contract owner accounts with respect to the Shares attributable to such accounts; and (h) financing any other activity that the Board determines is primarily intended to result in the sale of the Shares.

        (h) Mitchell Hutchins shall have the right to use any list of shareholders of the Fund or any other list of investors which it obtains in connection with its services under this Contract; provided, however, that Mitchell Hutchins shall not sell or knowingly provide such list or lists to any unaffiliated person.

  3.  Authorization to Enter into Exclusive Dealer Agreements and to Delegate
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Duties as Distributor.  With respect to the Shares of any or all Series,
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Mitchell Hutchins may enter into an exclusive dealer agreement with PaineWebber or any other registered and qualified dealer with respect to sales of the Shares to the Insurance Companies for their Separate Accounts. In a separate contract or as part of any such exclusive dealer agreement, Mitchell Hutchins also may delegate to PaineWebber or another registered and qualified dealer ("sub-distributor") any or all of its duties specified in this Contract, provided that such separate contract or exclusive dealer agreement imposes on the sub-distributor bound thereby all applicable duties and conditions to which Mitchell Hutchins is subject under this Contract, and further provided that such separate contract or exclusive dealer agreement meets all requirements of the 1940 Act and rules thereunder.

  4.  Services Not Exclusive.  The services furnished by Mitchell Hutchins
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hereunder are not to be deemed exclusive and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

  5.  Compensation.  (a)  As compensation for its activities under this contract
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with respect to the distribution of the Shares, Mitchell Hutchins shall receive from the Fund for remittance to the Insurance Companies or may direct the Fund to pay directly to such Insurance Companies a distribution fee at the rate and under the terms and conditions of the Plan adopted by the Fund with respect to the Shares of the Series, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board may impose.

  6.  Duties of the Fund.
      -------------------

        (a) The Fund reserves the right at any time to withdraw offering the Shares of any or all Series by written notice to Mitchell Hutchins at its principal office.

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        (b)  The Fund shall determine in its sole discretion whether certificates shall be issued with respect to the Shares. If the Fund has determined that certificates shall be issued, the Fund will not cause certificates representing the Shares to be issued unless so requested by shareholders. If such request is transmitted by Mitchell Hutchins, the Fund will cause certificates evidencing the Shares to be issued in such names and denominations as Mitchell Hutchins shall from time to time direct.

        (c) The Fund shall keep Mitchell Hutchins fully informed of its affairs and shall make available to Mitchell Hutchins copies of all information, financial statements, and other papers which Mitchell Hutchins may reasonably request for use in connection with the distribution of the Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as Mitchell Hutchins may request, and the Fund shall cooperate fully in the efforts of Mitchell Hutchins to sell and arrange for the sale of the Shares of the Series and in the performance of Mitchell Hutchins under this Contract.

        (d) The Fund shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act to the end that there will be available for sale such number of the Shares as Mitchell Hutchins may be expected to sell. The Fund agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

        (e) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares of each Series for sale under the securities laws of such states or other jurisdictions as Mitchell Hutchins and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such jurisdictions; provided that the Fund shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. Mitchell Hutchins shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

  7.  Expenses of the Fund.  The Fund shall bear all costs and expenses of
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registering the Shares with the Securities and Exchange Commission and qualifying the shares with state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including
(i) fees and disbursements of its counsel and independent public accountant;
(ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of

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additional information and proxy materials to shareholders; and (iv) the qualifications of the Shares for sale and of the Fund as a broker or dealer under the securities laws of such jurisdictions as shall be selected by the Fund and Mitchell Hutchins pursuant to Paragraph 6(e) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

  8.  Expenses of Mitchell Hutchins.  Mitchell Hutchins shall bear all costs and
      -----------------------------
expenses of (i) preparing, printing and distributing any materials not prepared by the Fund and other materials used by Mitchell Hutchins in connection with the sale of the Shares under this Contract, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by Mitchell Hutchins in connection with such offering; (iii) the expenses of registration or qualification of Mitchell Hutchins as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to Mitchell Hutchins' employees and others for selling the Shares, and all expenses of Mitchell Hutchins, its employees and others who engage in or support the sale of the Shares as may be incurred in connection with their sales efforts.

  9.  Indemnification.
      ---------------

        (a) The Fund agrees to indemnify, defend and hold Mitchell Hutchins, its officers and directors, and any person who controls Mitchell Hutchins within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Mitchell Hutchins, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by Mitchell Hutchins to the Fund for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or trustee of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect Mitchell Hutchins against any liability to the Fund or to the shareholders of any Series to which Mitchell Hutchins would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract. The Fund shall not be liable to Mitchell Hutchins under this indemnity agreement with respect to any claim made against Mitchell Hutchins or any person indemnified unless Mitchell Hutchins or other such

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person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Mitchell Hutchins or such other person (or after Mitchell Hutchins or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to Mitchell Hutchins or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to notify Mitchell Hutchins promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of its Shares.

        (b) Mitchell Hutchins agrees to indemnify, defend, and hold the Fund, its officers and trustees and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its trustees or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Mitchell Hutchins to the Fund for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between Mitchell Hutchins and any retail dealer, or arising out of any supplemental sales literature or advertising used by Mitchell Hutchins in connection with its duties under this Contract. Mitchell Hutchins shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if Mitchell Hutchins elects to assume the defense, the defense shall be conducted by counsel chosen by Mitchell Hutchins and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that Mitchell Hutchins elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If Mitchell Hutchins does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

  10.  Limitation of Liability of the Trustees and Shareholders of the Fund.
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The trustees of the Fund and the shareholders of any Series shall not be liable for any obligations of the Fund or any Series under this Contract, and Mitchell Hutchins agrees that, in asserting any rights or

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

claims under this Contract, it shall look only to the assets and property of the Fund or the particular Series in settlement of such right or claims, and not to such trustees or shareholders.

  11.  Services Provided to the Fund by Employees of Mitchell Hutchins.  Any
       ---------------------------------------------------------------
person, even though also an officer, director, employee or agent of Mitchell Hutchins, who may be or become an officer, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of Mitchell Hutchins even though paid by Mitchell Hutchins.

  12.  Duration and Termination.
       ------------------------

        (a) This Contract shall become effective upon the date written above, provided that, with respect to any Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those trustees of the Fund who are not interested persons of the Fund, and have no direct or indirect financial interest in the operation of the Plan relating to the Series or in any agreements related thereto (all such trustees collectively being referred to herein as the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.

        (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting Shares of such Series.

        (c) Notwithstanding the foregoing, with respect to any Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting Shares of such Series on sixty days' written notice to Mitchell Hutchins or by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Fund or such Series. This Contract will automatically terminate in the event of its assignment.

        (d) Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series.

  13.  Amendment of this Contract.  No provision of this Contract may be
       --------------------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

  14.  Governing Law.  This Contract shall be construed in accordance with the
       -------------
laws of the State of Delaware and the 1940 Act, except that Section 10 shall be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent that the applicable laws of

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the State of Delaware or the Commonwealth of Massachusetts conflict with the applicable provisions of the l940 Act, the latter shall control.

  15.  Notice.  Any notice required or permitted to be given by either party to
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the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

  16.  Miscellaneous.  The captions in this Contract are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the l940 Act.

  IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.


  ATTEST:                        MITCHELL HUTCHINS SERIES TRUST


                                 By:
  -----------------------------      -----------------------------


  ATTEST:                        MITCHELL HUTCHINS ASSET
                                 MANAGEMENT INC.



                                 By:
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